                                                                    Exhibit 99.1


Cytokinetics, Inc.                                         Burns McClellan, Inc.
Sharon Surrey-Barbari                             Jonathan M. Nugent (investors)
SVP, Finance and CFO                                      Justin Jackson (media)
(650) 624-3000                                                    (212) 213-0006


       CYTOKINETICS, INCORPORATED REPORTS THIRD QUARTER FINANCIAL RESULTS

        COMPANY REPORTS PROGRESS IN ONCOLOGY AND CARDIOVASCULAR PROGRAMS

FOR IMMEDIATE RELEASE

SOUTH SAN FRANCISCO, CA., OCTOBER 21, 2004 - Cytokinetics, Incorporated (Nasdaq:
CYTK) for the third quarter reported revenues from research and development collaborations of $2.4 million. Net loss for the third quarter was $10.2 million or $0.36 per share. As of September 30, 2004, cash, cash equivalents, restricted cash and marketable securities totaled $127.1 million.

"We are pleased with the progress that has been made in advancing both our oncology and cardiovascular development programs. During the quarter, GlaxoSmithKline initiated another Phase II study. This study will evaluate SB-715992 in the treatment of advanced breast cancer patients. GlaxoSmithKline also prepared for the initiation of several more Phase II and Phase Ib studies in line with the broad development plan for SB-715992," stated James Sabry, President and Chief Executive Officer. "Furthermore, we are continuing to make progress in advancing several potential drug candidates for the treatment of acute congestive heart failure, with the goal of initiating clinical trials in 2005."

COMPANY HIGHLIGHTS

      - Second Mitotic Kinesin Cancer Drug Target: During the quarter, GlaxoSmithKline (GSK) advanced another mitotic kinesin target forward in collaborative research, triggering a pre-defined milestone payment of $250 thousand.

      - SB-715992: In July, GSK initiated an international, 55 patient Phase II monotherapy clinical trial evaluating the efficacy of SB-715992 in the treatment of second- or third-line breast cancer patients. Based on the current rate of patient enrollment, interim data are expected during the second half of 2005, with final data available during the first half of 2006.

      - SB-715992: GSK continued to enroll patients in an international, 70 patient Phase II monotherapy clinical trial evaluating the efficacy of SB-715992 in the treatment of second-line non-small cell lung cancer patients. Based on the current rate of site initiation and patient enrollment rates communicated to us by our partner, data from the platinum sensitive arm of this study are expected in mid-2005 and data from the platinum refractory arm are expected later in 2005.

      - SB-715992: GSK continued to enroll patients in a Phase Ib clinical trial in the United Kingdom that is evaluating the safety of this compound in combination with docetaxel. Additional Phase Ib combination therapy studies are also expected to begin in the coming months. Data from these studies are expected in 2005.

      - SB-715992: The National Cancer Institute, in collaboration with GSK, will be initiating several Phase II and Phase I studies in the coming months which will further evaluate the efficacy of this compound in colorectal, head and neck, renal, hepatocellular, prostate, melanoma and hematological cancers.

      - SB-743921: GSK continued to enroll patients in a dose-escalating Phase I study evaluating the safety, tolerability, and pharmacokinetics of this second kinesin spindle protein inhibitor in advanced cancer patients. We anticipate enrollment will be completed in the first half of 2005, with data available shortly thereafter.


                                     -more-

Cytokinetics Q3 Financials Press Release
October 21, 2004
Page 2


      - Cardiac Myosin Activators: Cytokinetics' scientists continued to optimize and characterize several novel cardiac myosin activators, including CK-1213296 and other drug candidates. We plan to put one of the drug candidates from our congestive heart failure program into human clinical studies in 2005. The company is discontinuing negotiations with a potential partner for our cardiac myosin activator program in favor of a current plan to pursue both the acute and chronic congestive heart failure indications.

      - Senior Management: During the quarter, the Company hired Sharon Surrey-Barbari, as Senior Vice President of Finance and Chief Financial Officer and Dr. Andrew Wolff, as Senior Vice President of Clinical Research and Development & Chief Medical Officer. In addition, Robert Blum assumed the responsibilities of Chief Business Officer in addition to his responsibilities as Executive Vice President of Corporate Development and Commercial Operations.

FINANCIALS

Revenue from research and development collaborations for the third quarter of 2004 were $2.4 million, compared to revenue in the third quarter of 2003 of $2.6 million. Revenue included payments for research collaborations with GSK and AstraZeneca. The decline in collaborative research revenues for the third quarter of 2004, as compared to the third quarter of 2003, was a result of the net effect of a contractual decrease in funding by GSK, offset in part by an increase in AstraZeneca funding.

Total research and development (R&D) expenses for the third quarter were $9.5 million compared to $9.1 million for the same period in 2003. Expenses related to the development of the Company's drug candidates for the treatment of acute congestive heart failure and research for the treatment of fungal infections were the primary reasons for the increased spending in 2004.

Total general and administrative (G&A) expenses of $3.6 million for the three months ended September 30, 2004, increased $1.4 million from $2.2 million in the third quarter of 2003. The increase over the prior year was primarily due to additional outside services of $0.8 million associated with the cost of being a public company.

The net loss for the three months ended September 30, 2004, was $10.2 million, or $0.36 per share. This compares to a net loss for the same period in 2003 of $8.7 million, or $4.51 per share, which does not take into account the conversion of preferred stock into shares of common stock on a weighted average basis, pre IPO.

Cytokinetics also reported results of its operations for the nine months ended September 30, 2004. Revenue from research and development collaborations for the nine month period were $11.2 million, compared to revenue of $7.9 million for the same period in 2003. The increase in revenues for the nine months ended September 30, 2004, as compared to the same period in 2003, was primarily the result of achieving a milestone for the initiation of a Phase II clinical trial for SB-715992 by our partner GSK and an increase in AstraZeneca funding.

Total R&D expenses for the nine months ended September 30, 2004 increased to $28.6 million, from $24.1 million for the same period in 2003. Expenses related to the development of the Company's drug candidates for the treatment of acute congestive heart failure and research for the treatment of fungal infections were the primary reasons for the increased spending in 2004.

Total G&A expenses for the nine months ended September 30, 2004 were $8.7 million, compared to $7.3 million for the nine months ended September 30, 2003. The increase in G&A expenses was largely due to increased professional services associated with the cost of being a public company.

The net loss for the nine months ended September 30, 2004 was $25.4 million, or $1.50 per share. This compares to a net loss for the same period in 2003 of $23.5 million, or $12.48 per share, which does not take into account the conversion of preferred stock into shares of common stock on a weighted average basis, pre IPO.


                                    - more -

Cytokinetics Q3 Financials Press Release
October 21, 2004
Page 3


CONFERENCE CALL AND WEBCAST INFORMATION

James Sabry, M.D., Ph.D., President and CEO, and Sharon Surrey-Barbari, SVP of Finance and CFO, and other members of the management team, will review third quarter results via webcast and conference call today at 4:30 PM EDT. To access the live webcast, please log on in the Investor Relations section of Cytokinetics' website at www.cytokinetics.com. Investors, members of the news media and the general public may also access the live conference call by dialing either 866-761-0748 (United States and Canada) or 617-614-2706 (International) and typing in the passcode 98589738. The replay of the call and webcast will be available through November 21, 2004. The replay phone number is 888-286-8010 (United States and Canada) or 617-801-6888 (International) passcode is 67240248.

ABOUT CYTOKINETICS

Cytokinetics is a leading biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that specifically target the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics' focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer, cardiovascular disease, fungal diseases and other diseases. Cytokinetics has developed a cell biology driven approach and proprietary technologies to evaluate the function of many interacting proteins in the complex environment of the intact human cell. Cytokinetics employs the PUMA(TM) system and Cytometrix(TM) technologies to enable early identification and automated prioritization of compounds that are highly selective for their intended protein targets without other cellular effects, and are thereby less likely to give rise to clinical side effects. Cytokinetics and GlaxoSmithKline have entered into a strategic alliance to discover, develop and commercialize small molecule therapeutics targeting human mitotic kinesins for applications in the treatment of cancer and other diseases. GlaxoSmithKline is conducting Phase II and Phase Ib clinical trials for SB-715992 and a Phase I clinical trial for SB-743921, each a drug candidate that has emerged from the strategic alliance. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements relating to the expected timing, scope and results of our clinical development and research programs and statements regarding the potential benefits of our drug candidates and potential drug candidates and the enabling capabilities of its proprietary technologies. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of Cytokinetics' drug candidates that could slow or prevent clinical development, product approval or market acceptance (including the risk that uncertainty of patent protection for Cytokinetics' intellectual property or trade secrets, Cytokinetics' ability to obtain additional financing if necessary and unanticipated research and development and other costs). For further information regarding these and other risks related to Cytokinetics' business, investors should consult Cytokinetics' filings with the Securities and Exchange Commission.

                                       ###

Cytokinetics Q3 Financials Press Release
October 21, 2004
Page 4


                        CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                  SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,   SEPTEMBER 30,
                                                                      2004              2003             2004              2003
                                                                 --------------    --------------    --------------   --------------
Revenues:
    Research and development and grant revenues ............     $      1,749      $      1,867      $      9,116      $      5,770
    License fees ...........................................              700               700             2,100             2,100
                                                                 ------------      ------------      ------------      ------------

        Total revenues .....................................            2,449             2,567            11,216             7,870
                                                                 ------------      ------------      ------------      ------------

Operating Expenses
    Research and development ...............................            9,535             9,099            28,644            24,141
    General and administrative .............................            3,569             2,176             8,716             7,339
                                                                 ------------      ------------      ------------      ------------

        Total operating expenses ...........................           13,104            11,275            37,360            31,480
                                                                 ------------      ------------      ------------      ------------

Operating loss: ............................................          (10,655)           (8,708)          (26,144)          (23,610)

    Interest and other income ..............................              983               685             2,283             1,798
    Interest and other expense .............................             (543)             (646)           (1,517)           (1,722)
                                                                 ------------      ------------      ------------      ------------

Net loss ...................................................     $    (10,215)     $     (8,669)     $    (25,378)     $    (23,534)
                                                                 ============      ============      ============      ============
Net loss per common share:
    Basic and diluted ......................................     $      (0.36)     $      (4.51)     $      (1.50)     $     (12.48)


Weighted average shares used in computing net loss per
    common share, basic and diluted ........................       28,154,119         1,921,414        16,888,804         1,885,913

Cytokinetics Q3 Financials Press Release
October 21, 2004
Page 5


                          CONDENSED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                    SEPTEMBER 30,       DECEMBER 31,
                                                                                                         2004              2003
                                                                                                    -------------      -------------
ASSETS

Cash and cash equivalents .....................................................................      $  19,775         $  10,991

Short term investments ........................................................................         91,327            24,197

Other current assets ..........................................................................          2,453             1,888
                                                                                                     ---------         ---------

Total current assets ..........................................................................        113,555            37,076

Property and equipment, net ...................................................................          7,505             8,870

Non-current and restricted investments ........................................................          6,669             8,345

Investments ...................................................................................         10,441             7,857

Other assets ..................................................................................            756               725
                                                                                                     ---------         ---------

TOTAL ASSETS ..................................................................................      $ 138,926         $  62,873
                                                                                                     =========         =========


LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities ...........................................................................      $  10,789         $   9,457

Long-term obligations .........................................................................          9,764            12,275

Preferred stock ...............................................................................             --           133,172

Stockholder's equity (deficit) ................................................................        118,373           (92,031)
                                                                                                     ---------         ---------

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) .............      $ 138,926         $  62,873
                                                                                                     ---------         ---------